UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the

Securities Exchange Act of 1934

November 29, 2011

Date of Report (Date of earliest event reported)

LOCAL.COM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7555 Irvine Center Drive

Irvine, California 92618

(Address of principal executive offices, zip code)

(949) 784-0800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 29, 2011, Local.com Corporation (the “Registrant”) and Michael Sawtell, the Registrant’s chief operating officer, entered into an Amendment (the “Amendment”) to that certain Amended and Restated Employment Agreement by and between the Registrant and Mr. Sawtell, dated May 12, 2011 (the “Agreement”). The Amendment reduces the total retention bonus payable to Mr. Sawtell as a result of the Registrant’s Rovion acquisition from $375,000, as provided for in the Agreement, to $266,250. The Amendment also provides for a payment of $60,000 out of the revised retention bonus amount as of the effective date of the Amendment, followed by reduced payments based on the schedule for payments originally set forth in the Agreement.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1#	Amendment to Amended and Restated Employment Agreement dated November 29, 2011, by and between the Registrant and Michael Sawtell.

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION

Date: December 2, 2011	By:	/s/ Kenneth Cragun
Kenneth Cragun
Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description

Exhibit 10.1#	Amendment to Amended and Restated Employment Agreement dated November 29, 2011, by and between the Registrant and Michael Sawtell.

#	Indicates management contract or compensatory plan.